UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

January 31, 2005

DIGITAL INSIGHT CORPORATION

(Exact name of registrant as specified in its charter)

DELAWARE	0-27459	77-0493142
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

26025 Mureau Road

Calabasas, California 91302

(Address of principal executive offices, including zip code)

(818) 871-0000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17CFR 240.13e-4(c))

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

Management Incentive Plan

On January 31, 2005, the Compensation Committee of the Board of Directors of Digital Insight Corporation (the “Company”) adopted the 2005 Digital Insight Management Incentive Plan (the “Incentive Plan”). The Incentive Plan became effective as of January 1, 2005, and will remain in effect through December 31, 2005, subject to revocation or modification by the Chief Executive Officer or the Board of Directors. All of the Company’s full-time employees in management roles at the Executive Vice President level and below are eligible to participate in the Incentive Plan.

Under the Incentive Plan, bonuses will only be paid if the Company achieves certain threshold levels of Operating Income and Revenue as such terms are defined in the Incentive Plan (the “Financial Objectives”). If the Company achieves the required threshold level of the Financial Objectives, individual bonuses will be calculated based on three factors: (a) the participant’s bonus target, generally expressed as a percentage of base salary, (b) the level of the Company’s achievement of the Financial Objectives, and (c) the participant’s individual performance in achieving pre-established personal goals. Bonuses for Executive Vice Presidents and Senior Vice Presidents will be calculated and awarded on an annual basis, subject to the review of the Compensation Committee of the Board of Directors. Bonuses for Vice Presidents and below will be calculated and paid partially on a quarterly basis and partially on an annual basis.

A copy of the Incentive Plan is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Indemnification Agreement

On February 1, 2005, the Company entered into an Indemnification Agreement with Paul Pucino, in connection with the commencement of his employment as the Company’s Executive Vice President and Chief Financial Officer, as was previously announced. The Indemnification Agreement with Mr. Pucino is substantially similar to the form of indemnification agreement that other executive officers and directors have entered into with the Company. These indemnification agreements provide for the maximum indemnity available to directors and officers under Section 145 of the Delaware General Corporation Law, and the Company’s amended and restated certificate of incorporation, as well as certain additional procedural protections. These indemnification agreements generally require the Company to indemnify its executive officers and directors against liabilities that may arise by reason of their status or service as directors or officers, other than those liabilities arising from certain prohibited acts or omissions. These indemnification agreements also provide for advances by the Company for any expenses incurred by the executive officers or directors as a result of any proceeding against them as to which they could be indemnified under the indemnification agreements.

A copy of the Indemnification Agreement is attached hereto as Exhibit 10.2 and incorporated herein by reference.

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ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS

(c)	Exhibits.

10.1	2005 Digital Insight Management Incentive Plan

10.2	Digital Insight Directors and Officers Indemnification Agreement

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DIGITAL INSIGHT CORPORATION

Date: February 2, 2005	By:	JEFFREY E. STIEFLER

/s/ Jeffrey E. Stiefler
Chairman, President, and
Chief Executive Officer

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